EX-99.23(g)(17)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT


     This Amendment dated the 12th day of December, 2006, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement;

     WHEREAS, in order to reflect a change in officers; and

     WHEREAS, in order to reflect a change in authorized persons,

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.


JNL SERIES TRUST                              MELLON TRUST OF NEW ENGLAND, N.A.
JNL INVESTORS SERIES TRUST


By: __________________________________        By: _____________________________
Name:  Mark D. Nerud                          Name:    ________________________
Title: President and Chief Executive Officer  Title:   ________________________

                                   APPENDIX A
                           LIST OF AUTHORIZED PERSONS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                                 SIGNATURE


Eric Bjornson                     _____________________________________________


Steven J. Fredricks               _____________________________________________


Daniel W. Koors                   _____________________________________________


Tracey McLaughlin                 _____________________________________________


Lynn Mouser                       _____________________________________________


Mark D. Nerud                     _____________________________________________


Susan S. Rhee                     _____________________________________________


William V. Simon                  _____________________________________________


                                  JNL SERIES TRUST
                                  JNL INVESTORS SERIES TRUST



                                  By: _________________________________________
                                      Susan S. Rhee, Secretary
                                  Dated: December 12, 2006

                                   APPENDIX B
                                 TRUST OFFICERS


     I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

     The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                                POSITION                  SIGNATURE


Mark D. Nerud              President, and                    _____________________________________________
                           Chief Executive Officer

Daniel W. Koors            Vice President, Treasurer,        _____________________________________________
                           and Chief Financial Officer

William V. Simon           Vice President, and               _____________________________________________
                           and Assistant Treasurer

Susan S. Rhee              Vice President, Secretary         _____________________________________________
                           and Counsel

Steven J. Fredricks        Chief Compliance Officer          _____________________________________________


                                                             JNL SERIES TRUST
                                                             JNL INVESTORS SERIES TRUST



                                                              By:__________________________________________
                                                                 Susan S. Rhee, Secretary
                                                              Dated:  December 12, 2006